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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (File No. 333-110598) and related prospectus of Oxford Industries, Inc. and to the incorporation by reference therein of our report dated June 25, 2003, with respect to the consolidated financial statements of Viewpoint International, Inc. and subsidiaries for the three years ended March 31, 2003 appearing in Oxford Industries, Inc.'s Current Report on Form 8-K filed on January 27, 2004.


/s/ Mahoney Cohen & Company, CPA, P.C.
Mahoney Cohen & Company, CPA, P.C.
New York, New York
February 20, 2004